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                                   EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


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                                                                                                State of
                                                                         Percentage of        Incorporation
         Parent                              Subsidiary                    Ownership         or Organization
         ------                              ----------                    ---------         ---------------

Cameron Financial Corporation         The Cameron Savings & Loan              100%               Federal
                                      Association, F.A.
The Cameron Savings & Loan            The Cameron Savings and Loan            100%               Missouri
Association, F.A.                     Service Corporation

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